As filed with the Securities and Exchange Commission on May 6, 2011
Registration No. 333- 156705

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 3
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	98-0635229 (I.R.S. Employer Identification Number)

6 Chesterfield Gardens
London England W1J 5BQ
+44 (0) 20 7659 4660
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CARY A. MOOMJIAN, JR.
Vice President, General Counsel and Secretary
Ensco plc
500 North Akard Street, Suite 4300
Dallas, Texas 75201-3331
+1 (214) 397-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Roger W. Bivans
Baker & McKenzie LLP
2001 Ross Avenue, Suite 2300
Dallas, Texas 75201
+1 (214) 978-3095

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Proposed Maximum Offering Price per Unit/
Title of Each Class of	Proposed Maximum Aggregate Offering Price/
Securities to be Registered	Amount of Registration Fee

Debt Securities
Class A Ordinary Shares
Ordinary Shares
Preference Shares
Depositary Shares(2)	$0(1)
Warrants
Share Purchase Contracts
Guarantees
Units comprising one or more classes of the above securities(3)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(3)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt securities, warrants or share purchase contracts, which may or may not be separable from one another.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (File No. 333-156705) (as amended, this “Registration Statement”) is being filed pursuant to Rule 413(b) of the Securities Act of 1933, as amended (the “Securities Act”), by Ensco plc (the “Company”), which is the successor issuer to ENSCO International Incorporated, to add guarantees as additional securities that may be offered by the Company from time to time.

PROSPECTUS

Ensco plc

Debt Securities
Class A Ordinary Shares
Preference Shares
Ordinary Shares
Depositary Shares
Warrants
Share Purchase Contracts
Guarantees and
Units

From time to time we, Ensco plc, may offer to sell debt securities, Class A Ordinary Shares, preference shares, either separately or represented by depositary shares, ordinary shares, warrants, share purchase contracts and guarantees, as well as units that include any of these securities or securities of other entities. The debt securities, preference shares, warrants and share purchase contracts may be convertible into or exercisable or exchangeable for Class A Ordinary Shares, ordinary shares or preference shares or other securities of our company or debt or equity securities of one or more other entities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

American depositary shares representing our Class A Ordinary Shares trade on the New York Stock Exchange under the symbol “ESV”.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained herein and in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

As used in this prospectus, unless we state otherwise or the context indicates otherwise, references to “Ensco,” the “Company,” “we,” “us” or “our” refer to Ensco plc and its subsidiaries.

This prospectus provides a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus shall be superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide different information. If anyone provides you different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services and are available at the Internet website maintained by the SEC at http://www.sec.gov. These reports and other information filed by us with the SEC are also available free of charge at our website at www.enscoplc.com.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

Ensco SEC Filings (SEC File No. 001-08097)

•	Ensco’s Annual Report on Form 10-K for the year ended December 31, 2010;

•	Ensco’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•	Ensco’s Definitive Proxy Statement on Schedule 14A filed on April 5, 2011; and

•	Ensco’s Current Reports on Form 8-K filed December 23, 2009, February 7, 2011, March 4, 2011, March 8, 2011, March 16, 2011, March 23, 2011, March 24, 2011, May 2, 2011 and May 6, 2011.

We also incorporate by reference into this prospectus additional documents that Ensco may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus to the end of the offering of the securities. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.

You may obtain copies of any of these filings as described below, through the SEC or through the SEC’s Internet website as described above or through our website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Investor Relations
Ensco plc
500 N. Akard Street, Suite 4300
Dallas, Texas 75201
(214) 397-3015

THE INFORMATION CONTAINED IN OUR WEBSITE IS NOT INCORPORATED BY REFERENCE AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

FORWARD LOOKING INFORMATION

The information contained in this Prospectus is accurate only as of the date hereof.

This Prospectus and documents incorporated herein by reference contain some forward looking statements that set forth anticipated results based on management’s plans and assumptions. From time to time, we also provide forward looking statements in other materials we release to the public, as well as oral forward looking statements. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target”, “forecast” and similar expressions in connection with any discussion of future operating or financial performance or business plans or prospects. In particular, these include statements relating to future actions, business plans and prospects, future performance or results of current and anticipated products, expenses, interest rates, foreign exchange rates, the outcome of contingencies, such as legal proceedings, and financial results.

We cannot guarantee that any forward looking statement will be realized. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward looking statements.

You should take care not to place undue reliance on forward looking statements, which represent our views only as of the date they are made. We undertake no obligation to publicly update forward looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses and the proposed merger with Pride International, Inc. in our Annual Report on Form 10-K for the year ended December 31, 2010, and our most recently filed Quarterly Reports on Form 10-Q, and any amendments thereto, and our Registration Statement on Form S-4, which was declared effective by the SEC on April 25, 2011. These are factors that, individually or in the aggregate, may cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider those factors to be a complete discussion of all potential risks or uncertainties.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus. In particular, you should consider the risk factors set forth in our most recent Annual Report on Form 10-K filed with the SEC, as those risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

THE COMPANY

Ensco plc is an English public limited company formed in 2009 in connection with our redomestication from Delaware to England. Our predecessor, ENSCO International Incorporated, was formed as a Texas corporation in 1975 and reincorporated in Delaware in 1987. In connection with our redomestication to England, each issued and outstanding share of common stock of ENSCO International Incorporated was converted into the right to receive one American depositary share (“ADS”), each representing one Class A ordinary share, nominal value $0.10 per share, of Ensco plc.

We are a global offshore contract drilling company. As of March 31, 2011, our offshore rig fleet included 40 jackup rigs, five ultra-deepwater semisubmersible rigs and one barge rig. Additionally, we have three ultra-deepwater semisubmersible rigs under construction and recently announced that we have ordered the construction of two new ultra-premium, harsh environment jackup rigs. We are one of the leading providers of offshore contract drilling services to the international oil and gas industry. Our customers include major integrated oil and natural gas companies, state-owned national oil companies and independent oil and natural gas companies. Our operations are concentrated in the geographic regions of Asia Pacific (which includes Asia, the Middle East and Australia), Europe and Africa, and North and South America.

Our ADSs are listed on the NYSE and trade under the symbol “ESV.”

On February 6, 2011, Ensco plc entered into an Agreement and Plan of Merger with Pride International, Inc., a Delaware corporation (“Pride”), ENSCO International Incorporated, a Delaware corporation and a wholly-owned subsidiary and predecessor of Ensco, and ENSCO Ventures LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of Ensco (“Merger Sub”). Pursuant to the merger agreement and subject to the conditions set forth therein, Merger Sub will merge with and into Pride, with Pride as the surviving entity and an indirect, wholly-owned subsidiary of Ensco (the “Merger”).

Our registered office and principal executive offices are located at 6 Chesterfield Gardens, London, England W1J 5BQ and its telephone number is +44 (0) 20 7659 4660.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities for general corporate purposes unless otherwise set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

For the purpose of computing the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less income from continuing operations before income taxes attributable to noncontrolling interests and interest capitalized. “Fixed charges” consist of interest expensed and capitalized and estimates of interest within rental expense. The ratios were calculated by dividing the sum of the fixed charges into the sum of the earnings. The following ratios do not reflect the Merger. Our consolidated ratio of earnings to fixed charges for each of the fiscal years ended December 31, 2006 through 2010 and the three months ended March 31, 2011 are set forth below:

	Three Months
	Ended	Year Ended December 31,
	March 31, 2011	2010	2009	2008	2007	2006

Ratio of earnings to fixed charges	4.4	24.4	36.7	48.8	30.3	23.6

The pro forma ratios of earnings to fixed charges for the year ended December 31, 2010 and the three months ended March 31, 2011 reflecting the Merger are set forth below:

	Three Months	Year Ended
	Ended	December 31,
	March 31, 2011	2010

Ratio of earnings to fixed charges	1.8	3.6

DESCRIPTION OF DEBT SECURITIES

In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco plc and not to any of our subsidiaries. The debt securities we may offer pursuant to this prospectus will be general unsecured obligations of Ensco plc and will be senior, senior subordinated or subordinated debt. Our unsecured senior debt securities will be issued under an indenture to be entered into by us and Deutsche Bank Trust Company Americas or another trustee to be named in a prospectus supplement. The unsecured senior subordinated debt securities will be issued under a separate indenture to be entered into by us and Deutsche Bank Trust Company Americas or another trustee to be named in a prospectus supplement. The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and Deutsche Bank Trust Company Americas or another trustee to be named in a prospectus supplement.

A form of senior debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. Forms of the senior subordinated debt indenture and the subordinated debt indenture are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus. You should refer to the applicable indenture for more specific information.

The senior debt securities will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. Our senior debt securities will effectively be subordinated to our secured indebtedness, including amounts we have borrowed under any secured revolving or term credit facility and ship mortgages or bonds, and the liabilities of our subsidiaries. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to the senior indebtedness designated in such indenture or supplemental indenture. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness.

We will include the specific terms of each series of the debt securities being offered in a supplement to this prospectus.

DESCRIPTION OF CLASS A ORDINARY SHARES

For a full description of our Class A Ordinary Shares, par value $0.10 per share (the “Class A Ordinary Shares”) and the American Depositary Shares (the “ADSs”) representing the Class A Ordinary Shares, please see the documents identified in the section “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

DESCRIPTION OF PREFERENCE SHARES

In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco plc and not to any of our subsidiaries. Also, in this section, references to “holders” mean those who own preference shares registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in preference shares registered in street name or in shares issued in book-entry form through one or more depositaries.

The description set forth below is only a summary and is not complete. For more information regarding the preference shares which may be offered by this prospectus, please refer to the applicable prospectus supplement, our articles of association, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any certificate of designations establishing a series of preference shares, which will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement at or prior to the time of the issuance of that series of preference shares.

Our articles of association authorize us to issue shares, including preference shares in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by our board of directors. Our board has been authorized to allot and issue up to a nominal amount of US$30,000,000 unclassified shares, which may include preference shares, which would generally be afforded preferences regarding dividends and liquidation rights over Class A Ordinary Shares. Such authority to issue preference shares will continue until December 14, 2014 and thereafter it must be renewed, but we may seek renewal more frequently for additional terms not to exceed five years from the date of any such further authorization.

We will include the specific terms of each series of the preference shares being offered in a supplement to this prospectus.

DESCRIPTION OF ORDINARY SHARES

In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco plc and not to any of our subsidiaries. Also, in this section, references to “holders” mean those who own ordinary shares of Ensco registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in ordinary shares registered in street name or in shares issued in book-entry form through one or more depositaries.

The description set forth below is only a summary and is not complete. For more information regarding the ordinary shares which may be offered by this prospectus, please refer to the applicable prospectus supplement, our articles of association, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any certificate of designations or other instrument establishing a series of ordinary shares, which will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement at or prior to the time of the issuance of that series of ordinary shares.

Our articles of association authorize us to allot and issue shares in one or more series, and to grant rights to subscribe for or to convert or exchange any security into or for shares of the company or its successors, in one or more series, which we may determine to issue as or with the same rights, preferences and limitations as ordinary shares or otherwise, as determined by our board of directors. Our board has been authorized to issue up to a nominal amount of US$30,000,000 unclassified shares, which may include ordinary or other shares which may rank pari passu or junior to Class A Ordinary Shares in terms of dividends or liquidation rights. We will include the specific terms of each series of the ordinary shares being offered in a supplement to this prospectus.

DESCRIPTION OF DEPOSITARY SHARES

In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco plc and not to any of our subsidiaries. We may, at our option, elect to offer fractional shares of preference shares, rather than full preference. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preference shares, to be described in an applicable prospectus supplement.

The preference shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preference share or fraction thereof represented by the depositary share, to all of the rights and preferences of the preference share represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain United States federal income tax consequences.

A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF WARRANTS

In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco plc and not to any of our subsidiaries. We may issue warrants to purchase Class A Ordinary Shares, preference shares and debt securities. Each warrant will entitle the holder to purchase for cash a number of Class A Ordinary Shares or preference shares or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.

Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•	the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the securities purchasable upon exercise of the warrants will be payable;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	any other specific terms of the warrants; and

•	if appropriate, a discussion of material United States federal income or U.K. tax considerations.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco plc and not to any of our subsidiaries. We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of our Class A Ordinary Shares, preference shares or depositary shares at a future date or dates. Alternatively, the share purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of Class A Ordinary Shares, preference shares or depositary shares. The price per share of our Class A Ordinary Shares, preference shares or depositary shares and number of shares of our Class A Ordinary Shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts.

The applicable prospectus supplement will describe the terms of any share purchase contract. The share purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF GUARANTEES

In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco plc and not to any of our subsidiaries. We may issue guarantees of debt securities and other securities. The applicable prospectus supplement will describe the terms of any guarantees. The guarantees will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

In this description, references to “Ensco,” the “company,” “we,” “us” or “our” refer only to Ensco plc and not to any of our subsidiaries. We may issue units of securities consisting of one or more share purchase contracts, warrants, debt securities, guarantees, Class A Ordinary Shares, preference shares, depositary shares or any combination thereof. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Baker & McKenzie LLP, London, England and may also be passed upon by Baker & McKenzie LLP, Dallas, Texas.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Ensco plc and subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

With respect to the unaudited interim financial information of Ensco plc for the periods ended March 31, 2011 and 2010, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in Ensco’s quarterly report on Form 10-Q for the quarter ended March 31, 2011, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The independent registered public accounting firm is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “1933 Act”) for their report on the unaudited interim financial information of Ensco plc because that report is not a “report” or a “part” of the registration statement prepared or certified by the independent registered public accounting firm within the meaning of Sections 7 and 11 of the 1933 Act.

The consolidated financial statements of Pride International, Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	Exhibits.

Exhibit
Number		Description

*1	.1	Form of Underwriting Agreement.
**4	.1	Articles of Association of Ensco International plc (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K on December 16, 2009).
**4	.2	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).
**4	.3	Deposit Agreement, dated as of September 29, 2009, by and among ENSCO International Limited (now known as Ensco plc), Citibank, N.A., as Depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-162975) filed by Ensco International plc on November 9, 2009).
**4	.4	Form of American Depositary Receipt for American Depositary Shares representing Deposited Class A Ordinary Shares of Ensco plc (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).
**4	.5	Indenture, dated November 20, 1997, between ENSCO International Incorporated and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 24, 1997).
**4	.6	First Supplemental Indenture, dated November 20, 1997, between the ENSCO International Incorporated and Bankers Trust Company, as trustee, supplementing the Indenture dated as of November 20, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated November 24, 1997).
**4	.7	Second Supplemental Indenture dated December 23, 2009, among ENSCO International Incorporated, Ensco International plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated December 23, 2009).
**4	.8	Form of Debenture (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K dated November 24, 1997).
**4	.9	Form of Senior Debt Indenture.
*4	.10	Form of Senior Debt Securities.
**4	.11	Form of Senior Subordinated Debt Indenture.
*4	.12	Form of Senior Subordinated Debt Securities.
**4	.13	Form of Subordinated Debt Indenture.
*4	.14	Form of Subordinated Debt Securities.
*4	.15	Form of Certificate of Designations of Preference Shares.
*4	.16	Form of Deposit Agreement.
*4	.17	Form of Depositary Agreement.
*4	.18	Form of Warrant Agreement.
*4	.19	Form of Warrant Certificate.
*4	.20	Form of Share Purchase Contract.
*4	.21	Form of Unit Agreement.
**4	.22	Indenture dated as of March 17, 2011 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee.
**4	.23	Supplemental Indenture as of March 17, 2011 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee.
**5	.1	Legal Opinion of Baker & McKenzie LLP, London.

Exhibit
Number		Description

**5	.2	Legal Opinion of Baker & McKenzie LLP, U.S.
5.3		Legal Opinion of Baker & McKenzie LLP, U.S.
12.1		Statement regarding computation of ratio of earnings to fixed charges.
15.1		Letter Regarding Unaudited Interim Financial Information.
23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ensco plc.
23.2		Consent of KPMG LLP, Independent Registered Public Accounting Firm of Pride International, Inc.
**23	.3	Consent of Baker & McKenzie LLP, London (included in Exhibit 5.1).
**23	.4	Consent of Baker & McKenzie LLP, U.S. (included in Exhibit 5.2).
23.5		Consent of Baker & McKenzie LLP, U.S. (included in Exhibit 5.3).
*25	.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture.
*25	.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Subordinated Debt Indenture.
*25	.3	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture.
**25	.4	Statement of Eligibility of Trustee, Deutsche Bank Trust Company Americas, on Form T-1 (incorporated by reference to Form 305(b)2 filed on March 15, 2011, File No. 333-156705).

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

**	Filed previously.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, United Kingdom, on the 6th day of May, 2011.

ENSCO PLC

By:	/s/ James W. Swent III
James W. Swent III
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 3 to the Registration Statement on Form S-3 (SEC Registration No. 333- 156705) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel W. Rabun	Chairman, President and Chief Executive Officer	May 6, 2011

/s/ James W. Swent III James W. Swent III	Senior Vice President — Chief Financial Officer	May 6, 2011

* David A. Armour	Vice President — Finance	May 6, 2011

* Douglas J. Manko	Controller and Assistant Secretary	May 6, 2011

* J. Roderick Clark	Director	May 6, 2011

* C. Christopher Gaut	Director	May 6, 2011

* Gerald W. Haddock	Director	May 6, 2011

* Thomas L. Kelly II	Director	May 6, 2011

* Keith O. Rattie	Director	May 6, 2011

* Rita M. Rodriguez	Director	May 6, 2011

Signature		Title	Date

* Paul E. Rowsey		Director	May 6, 2011

/s/ Cary A. Moomjian, Jr. Cary A. Moomjian, Jr.		Company Secretary and Authorized Representative in the United States	May 6, 2011

*By:	/s/ James W. Swent III James W. Swent III, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number		Description

*1	.1	Form of Underwriting Agreement.
**4	.1	Articles of Association of Ensco International plc (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K on December 16, 2009).
**4	.2	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).
**4	.3	Deposit Agreement, dated as of September 29, 2009, by and among ENSCO International Limited (now known as Ensco plc), Citibank, N.A., as Depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-162975) filed by Ensco International plc on November 9, 2009).
**4	.4	Form of American Depositary Receipt for American Depositary Shares representing Deposited Class A Ordinary Shares of Ensco plc (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010, File No. 1-8097).
**4	.5	Indenture, dated November 20, 1997, between ENSCO International Incorporated and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 24, 1997).
**4	.6	First Supplemental Indenture, dated November 20, 1997, between the ENSCO International Incorporated and Bankers Trust Company, as trustee, supplementing the Indenture dated as of November 20, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated November 24, 1997).
**4	.7	Second Supplemental Indenture dated December 23, 2009, among ENSCO International Incorporated, Ensco International plc and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated December 23, 2009).
**4	.8	Form of Debenture (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K dated November 24, 1997).
**4	.9	Form of Senior Debt Indenture.
*4	.10	Form of Senior Debt Securities.
**4	.11	Form of Senior Subordinated Debt Indenture.
*4	.12	Form of Senior Subordinated Debt Securities.
**4	.13	Form of Subordinated Debt Indenture.
*4	.14	Form of Subordinated Debt Securities.
*4	.15	Form of Certificate of Designations of Preference Shares.
*4	.16	Form of Deposit Agreement.
*4	.17	Form of Depositary Agreement.
*4	.18	Form of Warrant Agreement.
*4	.19	Form of Warrant Certificate.
*4	.20	Form of Share Purchase Contract.
*4	.21	Form of Unit Agreement.
**4	.22	Indenture dated as of March 17, 2011 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee.
**4	.23	Supplemental Indenture dated as of March 17, 2011 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee.
**5	.1	Legal Opinion of Baker & McKenzie LLP, London.
**5	.2	Legal Opinion of Baker & McKenzie LLP, U.S.
5.3		Legal Opinion of Baker & McKenzie LLP, U.S.
12.1		Statement regarding computation of ratio of earnings to fixed charges.
15.1		Letter Regarding Unaudited Interim Financial Information.

Exhibit
Number		Description

23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ensco plc.
23.2		Consent of KPMG LLP, Independent Registered Public Accounting Firm of Pride International, Inc.
**23	.3	Consent of Baker & McKenzie LLP, London (included in Exhibit 5.1).
**23	.4	Consent of Baker & McKenzie LLP, U.S. (included in Exhibit 5.2).
23.5		Consent of Baker & McKenzie LLP, U.S. (included in Exhibit 5.3).
*25	.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture.
*25	.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Subordinated Debt Indenture.
*25	.3	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture.
**25	.4	Statement of Eligibility of Trustee, Deutsche Bank Trust Company Americas, on Form T-1 (incorporated by reference to Form 305(b)2 filed on March 15, 2011, File No. 333-156705).

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

**	Filed previously.